UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2020

Mudrick Capital Acquisition Corporation II

(Exact name of registrant as specified in its charter)

Delaware	001-39771	85-2347188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue, 6th Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 747-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	MUDSU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	MUDS	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	MUDSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On December 14, 2020, simultaneously with the consummation of the closing of the Over-Allotment Option (as defined below), Mudrick Capital Acquisition Corporation II, a Delaware corporation (the “Company”) completed the private sale (the “Over-Allotment Private Placement”) of an additional aggregate of 1,443,750 private placement warrants (the “Over-Allotment Private Placement Warrants”), consisting of 1,237,500 Private Placement Warrants to Mudrick Capital Acquisition Holdings II LLC (the “Sponsor”) and 206,250 Private Placement Warrants to Jefferies LLC (“Jefferies”), generating aggregate gross proceeds to the Company of $1,443,750. Each of the Private Placement Warrants are exercisable to purchase one share of Class A Common Stock at a price of $11.50 per share.

Item 8.01.	Other Events.

On December 10, 2020, the Company consummated its IPO of 27,500,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-half of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $275,000,000. The Company granted the underwriter in the IPO a 45-day option to purchase up to 4,125,000 additional Units solely to cover over-allotments, if any (the “Over-Allotment Option”).

On December 10, 2020, simultaneously with the consummation of the IPO, the Company completed the private sale of an aggregate of 11,375,000 Warrants, consisting of 10,000,000 Private Placement Warrants to the Sponsor and 1,375,000 Private Placement Warrants to Jefferies, generating gross proceeds to the Company of $11,375,000. Each of the Private Placement Warrants are exercisable to purchase one share of Class A Common Stock at a price of $11.50 per share.

On December 10, 2020, a total of $279,125,000, comprised of $269,500,000 of the proceeds from the IPO (which amount includes $9,625,000 of the underwriters’ deferred discount) and $9,625,000 of the proceeds of the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

On December 14, 2020, Jefferies exercised the Over-Allotment Option in full and purchased an additional 4,125,000 Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $41,250,000. Simultaneously with the exercise of the Over-Allotment Option, the Company closed the Over-Allotment Private Placement which generated gross proceeds to the Company in the aggregate of $1,443,750. Following the closing of the Over-Allotment Option and the Over-Allotment Private Placement, an additional aggregate amount of $41,868,750 or $10.15 per Unit, has been placed in the Company’s trust account established in connection with the IPO. Following the deposit of $41,868,750, there is a total of $320,993,750 in the Company’s trust account.

An audited balance sheet as of December 10, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release, dated December 14, 2020.

99.2	Audited Balance Sheet as of December 10, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mudrick Capital Acquisition Corporation II

	By:	/s/ Jason Mudrick
		Name:	Jason Mudrick
		Title:	Chief Executive Officer

Dated: December 16, 2020